U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                      MARSHALL HOLDINGS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                          7389                   88-0301278
 (State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

     2555 East Washburn Road, North Las Vegas, Nevada 89081, (702) 317-2400 (Address and telephone number of Registrant's principal executive offices and principal place of business)

         NON-EMPLOYEE CONSULTANTS RETAINER STOCK PLAN FOR THE YEAR 2006
                            (Full title of the Plan)

    Richard A. Bailey, 2555 East Washburn Road, North Las Vegas, Nevada 89081
                     (Name and address of agent for service)

                                 (702) 317-2400
          (Telephone number, including area code, of agent for service)

             DEREGISTRATION OF 2,025,050,000 SHARES OF COMMON STOCK


     This  Post-Effective  Amendment  No.  1  to  the Registration Statement No.
333-136082 on Form S-8 filed on July 27, 2006 by Marshall Holdings International, Inc., formerly Gateway Distributors, Ltd., (the "Registrant") is filed to deregister 2,025,050,000 shares of the common stock of the Registrant. The shares being deregistered hereby constitute all of the remaining shares which had been registered under the Registrant's Non-Employee Consultants Retainer Stock Plan for the Year 2006. Accordingly, pursuant to this Post-Effective Amendment No. 1, the Registrant hereby deregisters 2,025,050,000 shares of its common stock which were previously registered under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-136082 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Las Vegas, Nevada on May 25, 2007.


                                    MARSHALL HOLDINGS INTERNATIONAL, INC.


                                    By  /s/ Richard A. Bailey
                                      ------------------------------------------
                                      Richard A. Bailey, Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                        Date
        ---------                         -----                        ----


  /s/Richard A. Bailey      President, Chief Executive Officer and  May 25, 2007
---------------------------    Chairman of the Board of Directors
    Richard A. Bailey

   /s/W. Jamie Plante                Chief Financial Officer        May 25, 2007
--------------------------
   W. Jamie Plante

  /s/Florian R. Ternes      Director, Chief Operating Officer and   May 25, 2007
--------------------------                 Secretary
   Florian R. Ternes